           As filed with the Securities and Exchange Commission on June 21, 1999
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                                ________________

                                PHONE.COM, INC.
             (Exact name of Registrant as specified in its charter)


                Delaware                          94-3219054
        (State of incorporation)       (I.R.S. Employer Identification No.)

                              800 Chesapeake Drive
                         Redwood City, California 94063
                    (Address of principal executive offices)

                            _______________________

                       1999 Employee Stock Purchase Plan
                                1996 Stock Plan
                                1995 Stock Plan
                       1999 Directors' Stock Option Plan
                            (Full title of the Plan)

                                 Alain Rossmann
                      Chairman and Chief Executive Officer
                                Phone.com, Inc.
                              800 Chesapeake Drive
                         Redwood City, California 94063
                                 (650) 562-0200
(Name, address and telephone number, including area code, of agent for service)

                            _______________________

                                    Copy to:

                                Mark A. Medearis
                              Carl L. Spataro, Jr.
                               Venture Law Group
                           A Professional Corporation
                              2775 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                               Page 1 of  9 Pages
                            Exhibit Index on Page 7
              (Calculation of Registration Fee on following page)


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                                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed           Proposed
                                                      Maximum             Maximum            Maximum                Amount of
                                                    Amount to be      Offering Price         Aggregate           Registration Fee
Title of Securities to be Registered                Registered(1)        Per Share         Offering Price
---------------------------------------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase Plan
  Common Stock,
  $0.001 par value...........................       600,000 Shares            $28.90(2)       $17,340,000.00          $ 4,820.52

1996 Stock Plan
  Common Stock,
  $0.001 par value..........................      3,034,910 Shares            $ 2.88(3)      $  8,740,540.80          $ 2,429.87

  Common Stock,
  $0.001 par value..........................      4,159,959 Shares            $34.00(4)      $141,438,606.00          $39,319.93

1995 Stock Plan
  Common Stock,
  $0.001 par value..........................        445,166 Shares             $0.17(3)           $75,678.22          $    21.04

1999 Directors' Stock Option Plan
  Common Stock,
  $0.001 par value...........................       600,000 Shares            $34.00(4)      $ 20,400,000.00          $ 5,671.20

          TOTAL                                   8,840,035 Shares                           $187,994,825.02          $52,262.56
          -----

______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
           --------------
     registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on June 15, 1999, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on June 15, 1999.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The Securities and Exchange Commission (the "SEC") requires us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange
                                                                   --------
Act"), until we terminate the effectiveness of this registration statement.
---

     The following documents filed with the SEC are hereby incorporated by reference:

     (a) Our Registration Statement on Form S-1 filed on March 29, 1999, as amended (No. 333-75219), which contains audited financial statements for our latest fiscal year for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of our Common Stock in our Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on April 1, 1999 (File No. 0-25687), including any amendments or reports filed for the purpose of updating such description.

     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to Alan Black, 800 Chesapeake Drive, Redwood City, California 94063, telephone: (650) 562-0200.

Item 4.  Description of Securities.  Not applicable.
         -------------------------

Item 5.  Interests of Named Experts and Counsel.  Not applicable.
         --------------------------------------

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Our Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. Our Bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors.

Item 7.  Exemption from Registration Claimed.  Not applicable.
         -----------------------------------


Item 8.  Exhibits.
         --------

         Exhibit
         Number
         -------
         5.1     Opinion of Venture Law Group, a Professional Corporation

         23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

         23.2    Consent of Independent Auditors

         24.1    Powers of Attorney (see signature page).

---------------

Item 9.    Undertakings.
           -------------

     The undersigned Registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            [Signature Pages Follow]

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Phone.com, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 21st day of June, 1999.


                                        Phone.com, Inc.



                                        By:  /s/ ALAN BLACK
                                           ------------------------------
                                             Alan Black
                                             Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan Black and Bill Bradley, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                      Date
---------                                   -----                                      ----

/s/ ALAIN ROSSMANN                         Chief Executive Officer and                 June 21, 1999
-----------------------------------------  Chairman (Principal Executive Officer)
          Alain Rossmann

/s/ ALAN BLACK                             Vice President, Finance and                 June 21, 1999
-----------------------------------------  Administration, Chief Financial Officer
          Alan Black                       and Treasurer (Principal Financial and
                                           Accounting Officer)


/s/ ROGER EVANS                            Director                                    June 21, 1999
-----------------------------------------
         Roger Evans

/s/ CHARLES PARRISH                        Executive Vice President and Director       June 21, 1999
-----------------------------------------
         Charles Parrish

-----------------------------------------  Director
         David Kronfeld

/s/ ANDREW VERHALEN                        Director                                    June 21, 1999
-----------------------------------------
         Andrew Verhalen

-----------------------------------------  Director
         Reed Hundt

                               INDEX TO EXHIBITS



  Exhibit
  Number
-----------
    5.1       Opinion of Venture Law Group, a Professional Corporation

   23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

   23.2       Consent of Independent Auditors

   24.1       Powers of Attorney (see signature page)